EXHIBIT 99.1

ADTRAN, INC.

REPORTS RESULTS for the FOURTH QUARTER 2015 and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—January 19, 2016—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter 2015. For the quarter, sales were $139,013,000 compared to $143,982,000 for the fourth quarter of 2014. Net income was $5,718,000 compared to $9,292,000 for the fourth quarter of 2014. Earnings per share, assuming dilution, were $0.12 compared to $0.17 for the fourth quarter of 2014. Non-GAAP earnings per share were $0.16 compared to $0.19 for the fourth quarter of 2014. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Revenue in the quarter came in better than expected, driven by growth in our U.S. Tier 1 and Tier 2 carrier business. Compared to the same period last year, Q4 domestic revenue was up over 20% due to a significant increase in our broadband sales. Additionally, improved gross margins and lower operating expenses helped us achieve better than expected operating income. We expect further improvement in the carrier environment as customers accelerate investments in upgrading their network infrastructure.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2015. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 4, 2016. The ex-dividend date is February 2, 2016 and the payment date is February 18, 2016.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 20, 2016 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2014 and on Form 10-Q for the quarter ended September 30, 2015. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Roger Shannon Senior Vice President & CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$84,550	$73,439
Short-term investments	34,396	46,919
Accounts receivable, net	71,917	88,502
Other receivables	19,321	33,295
Inventory	96,735	86,710
Prepaid expenses	4,943	5,129
Deferred tax assets, net	18,924	17,095

Total Current Assets	330,786	351,089

Property, plant and equipment, net	73,233	74,828
Deferred tax assets, net	18,091	17,694
Goodwill	3,492	3,492
Other assets	9,276	10,942
Long-term investments	198,026	280,649

Total Assets	$632,904	$738,694

Liabilities and Stockholders’ Equity
Accounts payable	$48,668	$56,414
Unearned revenue	16,615	22,762
Accrued expenses	12,108	11,077
Accrued wages and benefits	12,857	13,855
Income tax payable, net	2,395	14,901

Total Current Liabilities	92,643	119,009

Non-current unearned revenue	7,965	10,948
Other non-current liabilities	24,236	30,924
Bonds payable	27,900	28,800

Total Liabilities	152,744	189,681

Stockholders’ Equity	480,160	549,013

Total Liabilities and Stockholders’ Equity	$632,904	$738,694

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Sales	$139,013	$143,982	$600,064	$630,007
Cost of sales	76,574	75,499	333,167	318,680

Gross Profit	62,439	68,483	266,897	311,327

Selling, general and administrative expenses	30,339	31,793	123,542	131,958
Research and development expenses	29,300	32,711	129,876	132,258

Operating Income	2,800	3,979	13,479	47,111

Interest and dividend income	1,273	1,679	3,953	5,019
Interest expense	(148)	(152)	(596)	(677)
Net realized investment gain	1,907	59	10,337	7,278
Other income (expense), net (1)	(617)	2,790	(1,465)	1,175

Income before provision for income taxes	5,215	8,355	25,708	59,906

Provision for income taxes	503	937	(7,062)	(15,286)

Net Income	$5,718	$9,292	$18,646	$44,620

Weighted average shares outstanding—basic	49,552	53,835	51,145	55,120
Weighted average shares outstanding—diluted (2)	49,643	54,085	51,267	55,482

Earnings per common share—basic	$0.12	$0.17	$0.36	$0.81
Earnings per common share—diluted (2)	$0.12	$0.17	$0.36	$0.80

(1)	Results for the three and twelve months ended December 31, 2014 include a $2.4 million gain related to the settlement of working capital items from an acquisition that closed in 2012.

(2)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net Income	$5,718	$9,292	$18,646	$44,620

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	(455)	1,077	(7,032)	(1,773)
Defined benefit plan adjustments	1,651	(4,866)	1,862	(4,866)
Foreign currency translation	73	(2,007)	(3,724)	(4,189)

Other Comprehensive Income (Loss), net of tax	1,269	(5,796)	(8,894)	(10,828)

Comprehensive Income, net of tax	$6,987	$3,496	$9,752	$33,792

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$18,646	$44,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,245	14,845
Amortization of net premium on available-for-sale investments	2,402	4,360
Net realized gain on long-term investments	(10,336)	(7,278)
Net loss on disposal of property, plant and equipment	644	142
Stock-based compensation expense	6,712	8,563
Deferred income taxes	(692)	(5,526)
Tax impact from stock option exercises	(40)	81
Excess tax benefits from stock-based compensation arrangements	(3)	(63)
Change in operating assets and liabilities:
Accounts receivable, net	14,918	(3,910)
Other receivables	11,704	(19,298)
Inventory	(11,323)	1,953
Prepaid expenses and other assets	(625)	(3,627)
Accounts payable	(5,826)	9,973
Accrued expenses and other liabilities	(10,289)	(166)
Income tax payable, net	(11,590)	11,168

Net cash provided by operating activities	18,547	55,837

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,753)	(11,256)
Proceeds from disposals of property, plant and equipment	183	1
Proceeds from sales and maturities of available-for-sale investments	280,435	230,019
Purchases of available-for-sale investments	(188,921)	(142,695)

Net cash provided by investing activities	79,944	76,069

Cash flows from financing activities:
Proceeds from stock option exercises	961	2,839
Purchases of treasury stock	(66,160)	(80,576)
Dividend payments	(18,449)	(19,947)
Payments on long-term debt	(1,100)	(16,500)
Excess tax benefits from stock-based compensation arrangements	3	63

Net cash used in financing activities	(84,745)	(114,121)

Net increase in cash and cash equivalents	13,746	17,785
Effect of exchange rate changes	(2,635)	(2,644)
Cash and cash equivalents, beginning of period	73,439	58,298

Cash and cash equivalents, end of period	$84,550	$73,439

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$598	$467

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expenses were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Restructuring expense included in cost of sales	$5	$—	$112	$—

Selling, general and administrative expense	8	—	846	—
Research and development expense	13	—	2,108	—

Restructuring expense included in operating expenses	21	—	2,954	—

Total restructuring expense	26	—	3,066	—
Provision for income taxes	(10)	—	(1,196)	—

Total restructuring expense, net of tax	$16	$—	$1,870	$—

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2015 and 2014 for both transactions are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$174	$226	$817	$925

NSN BBA acquisition
Amortization of acquired intangible assets	227	269	928	1,153
Amortization of other purchase accounting adjustments	48	222	443	1,117
Acquisition related professional fees, travel and other expenses	14	193	75	282

Subtotal	289	684	1,446	2,552

Total acquisition related expenses, amortizations and adjustments	463	910	2,263	3,477
Provision for income taxes	(158)	(300)	(767)	(1,151)

Total acquisition related expenses, amortizations and adjustments, net of tax	$305	$610	$1,496	$2,326

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue (adjustments to deferred revenue recognized in the period)	$16	$73	$212	$601
Cost of goods sold	3	67	55	171

Subtotal	19	140	267	772

Selling, general and administrative expenses	18	200	92	310
Research and development expenses	426	570	1,904	2,395

Subtotal	444	770	1,996	2,705

Total acquisition related expenses, amortizations and adjustments	463	910	2,263	3,477
Provision for income taxes	(158)	(300)	(767)	(1,151)

Total acquisition related expenses, amortizations and adjustments, net of tax	$305	$610	$1,496	$2,326

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Stock-based compensation expense included in cost of sales	$78	$120	$280	$479

Selling, general and administrative expense	1,035	1,096	3,261	4,185
Research and development expense	811	1,051	3,171	3,899

Stock-based compensation expense included in operating expenses	1,846	2,147	6,432	8,084

Total stock-based compensation expense	1,924	2,267	6,712	8,563
Tax benefit for expense associated with non-qualified options	(242)	(279)	(862)	(1,157)

Total stock-based compensation expense, net of tax	$1,682	$1,988	$5,850	$7,406

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP earnings per common share – diluted	$0.12	$0.17	$0.36	$0.80

Restructuring expense	—	—	0.04	—
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.03	0.04
Settlement of acquisition related working capital items	—	(0.03)	—	(0.03)
Stock-based compensation expense	0.03	0.04	0.11	0.13

Non-GAAP earnings per common share – diluted	$0.16	$0.19	$0.54	$0.94